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                                                                   EXHIBIT 10.14

THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED UNDER ANY SECURITIES LAW. THIS AGREEMENT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND, IF REQUESTED BY MAKER, MAKER SHALL HAVE RECEIVED AN OPINION OF COUNSEL (IN FORM AND CONTENT REASONABLY SATISFACTORY TO MAKER) TO SUCH EFFECT.

                                   January 22, 1997

BEA Systems, Inc.
385 Moffett Park Drive, #105
Sunnyvale, California 94089
Attn: Chief Financial Officer

                    Re:  $10,000,000 SUBORDINATED BRIDGE LINE OF CREDIT

Ladies and Gentlemen:

         This letter agreement (the "Agreement") sets forth the terms and conditions of the subordinated bridge line of credit (the "Line") which Warburg, Pincus Ventures, L.P. ("Lender") has agreed to establish for BEA Systems, Inc., a Delaware corporation ("Borrower"), and to which Borrower has agreed as evidenced by Borrower's signing and returning to Lender the enclosed copy of this Agreement:

         1. Subject to the terms and conditions of this Agreement, Lender agrees from time to time to make advances (collectively and severally, the "Advances" and, severally, an "Advance") under the Line to Borrower; provided, however, that the aggregate amount of Advances outstanding to Borrower under the Line shall not exceed $10,000,000 at any time.

         2. All Advances made to Borrower hereunder shall be payable in full in accordance with paragraph 3 hereof on the date that is the earlier of (the "Maturity Date") (i) five (5) business days after the occurrence of an initial public offering of the common stock of Borrower, and (ii) July 22, 1998.

         3.

         (a) PAYMENT OPTIONS. If the Advances are to be repaid on the Maturity Date described in clause (i) of paragraph 2, Borrower shall repay the Advances and interest accrued thereon (the "Credit Line Liability"), at Lender's option, (i) in immediately available funds by wire transfer to an account designated in writing by Lender to Borrower, or (ii) by converting the Credit Line Liability into shares of common stock of Borrower in accordance with clauses (b) - (d) of this paragraph 3.

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         (b)  CONDITIONS PRECEDENT TO CONVERSION.  The Credit Line Liability
is convertible (in whole but not in part) into common stock of Borrower (the "Common Stock") at the option of Lender upon written notice for a five (5) day period following the date on which Borrower has completed an initial public offering of Common Stock in a firm commitment underwritten offering consummated pursuant to a Registration Statement filed with the Securities and Exchange Commission on or prior to February 28, 1997 (the "Initial Public Offering") filed under the Securities Act of 1933, as amended (the "Securities Act") and effective under the Securities Act.

         (c) CONVERSION RATE. Upon any conversion of the Credit Line Liability pursuant to Paragraph 3(b), the Lender shall be entitled to receive that number of shares of Common Stock equal to the Credit Line Liability DIVIDED BY the Conversion Value (as hereinafter defined). The "Conversion Value" shall be an amount equal to the gross proceeds per share of Common Stock paid to Borrower (as reduced for underwriting commissions and discounts as calculated on a per share basis) pursuant to the Initial Public Offering
described in Paragraph 3(b).   Fractional shares shall not be issued, and
Borrower shall make a cash payment to Lender on the conversion date for an amount equal to any fractional shares.

         (d) CONVERSION PROCEDURES. In order to convert the Credit Line Liability into Common Stock as permitted hereunder, Lender shall deliver to Borrower at any time prior to expiration of the five (5) day period provided in Paragraph 3(b) above (i) this Agreement, and (ii) a written notice stating that this Agreement is being surrendered for conversion into Common Stock to the extent of the amount of the Credit Line Liability. Borrower shall, within ten (10) business days following the closing of the Initial Public Offering issue and deliver to Lender a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Common Stock of Borrower issuable upon such conversion pursuant to the terms of Paragraph 3(c) (the "Shares"). Such certificate or certificates shall be deemed to have been issued and the Lender shall be deemed to have become a holder of record of such Shares on the later of the closing of the Initial Public Offering or the date the Lender delivers this Agreement and its notice of conversion to Borrower. Borrower shall cancel this Agreement upon the issuance and delivery of the certificate or certificates for such conversion shares.

         (e) WIRE TRANSFER PAYMENT IF MATURITY DATE IS AS DESCRIBED IN PARAGRAPH 2(ii). If the Advances are to be repaid on the Maturity Date described in clause (ii) of paragraph 2, then Borrower shall repay the Credit Line Liability on the Maturity Date by wire transfer of immediately available funds to such account as designated in writing by Lender to Borrower.

         4. Advances under the Line will be evidenced by an account maintained by Lender on its books.

         5. Borrower shall give Lender at least five (5) day's prior written notice of its intention to request an Advance under the Line.

         6. Borrower shall pay interest on Advances outstanding under the Line at a fixed rate of eleven percent (11%) per annum. Interest shall accrue from the date of each

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Advance and shall be payable on the Maturity Date.  Interest payable hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or, where appropriate, 366 days.

         7. Each Advance shall be made to Borrower by wire transfer of immediately available funds to such account as designated by Borrower in the notice described in paragraph 5 of this Agreement.

         8. The Credit Line Liability shall be subordinate and junior in right of payment to the prior payment in full of any indebtedness of Borrower identified as senior debt in the event of any liquidation, dissolution or winding up of Borrower or any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or similar proceeding relative to Borrower or its properties.

         9.   Borrower hereby represents and warrants as follows:

         (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to do business in the jurisdictions in which its ownership of property or conduct of business requires such authorization.

         (b) Borrower has the corporate power and authority to execute and deliver, and to perform and observe the provisions of, this Agreement.

         (c) The execution, delivery and performance by the Borrower of this Agreement has been duly authorized by all necessary corporate action.

         (d) This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms.

         10. The occurrence of any of the following ("Events of Default") shall terminate any obligation on the part of Lender to extend credit under this Agreement and, at the option of Lender, shall make all obligations of Borrower to Lender under or in respect of this Agreement and any instrument or agreement required under this Agreement immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

         (a) Borrower fails to pay, within fifteen (15) days after it becomes due and payable, any interest or principal or any other sum due under this Agreement in accordance with the terms hereof; or

         (b) Any representation or warranty herein, or in any other agreement, instrument or certificate executed pursuant hereto or in connection with any transaction contemplated hereby proves to have been false or misleading in any material respect when made; or

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         (c)  Borrower admits in writing its inability to pay its debts as they become due or shall become insolvent, or files any petition, proceeding, case, or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or

         (d) An involuntary petition is filed under any bankruptcy or similar statute against Borrower, or a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official is appointed to take possession of the properties of Borrower unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of said filing or appointment.

         11. Lender hereby represents and warrants to Borrower with respect to the purchase of the Shares pursuant to paragraph 3 of this Agreement, as follows:

         (a) INVESTMENT EXPERIENCE/ACCESS. Lender is aware of Borrower's business affairs and financial condition and has acquired sufficient information about Borrower to reach an informed and knowledgeable decision to acquire the Shares. Lender has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in Borrower and its business. At no time was Lender presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising regarding the Shares.

         (b) INVESTMENT INTENT. Lender is acquiring the Shares for investment only for its own account, and not with the view to, or for resale in connection with, any distribution thereof. Lender understands that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent of such Lender as expressed herein.

         (c) RULE 144. Lender understands that no public market now exists for any of the securities issued by Borrower, and that Borrower has made no assurances that a public market will ever exist for Borrower's shares. Lender acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Lender is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. The certificates for Shares shall bear legends as required by applicable state and federal securities laws.

         12. The rights, powers and remedies of Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between Borrower and Lender relating hereto, at law, in equity or otherwise. Any delay or failure by Lender to exercise any right, power or remedy shall not constitute a waiver thereof by Lender, and no single or partial exercise by Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies. No consent or

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waiver under this Agreement shall be effective unless in writing.  No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.

         13. This Agreement embodies the entire agreement and understanding between Borrower and Lender and supersede all prior agreements and understandings relating to the subject matter hereof.

         14. Borrower shall pay all costs and expenses of Lender (including, without limitation, reasonable fees and expenses of Lender's counsel) incurred by Lender in connection with the enforcement of Lender's rights, powers and remedies hereunder and any instruments or agreements executed in connection with this Agreement.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         16. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which together shall be but one agreement.

         If the above provisions accurately and completely reflect Borrower's understanding of the arrangements described, please so indicate by executing and returning to Lender the enclosed copy of this Agreement.

                                        Very truly yours,

                                        WARBURG, PINCUS VENTURES, L.P.

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        Address:  466 Lexington Avenue
                                                  New York, New York  10017

The foregoing is agreed to and accepted this 22nd day of January, 1997.

BEA SYSTEMS, INC.

By:
   -------------------------------------
Title
     -----------------------------------

Address:    385 Moffett Park Drive, #105
            Sunnyvale, California  94089
            Attn: Chief Financial Officer
Facsimile:  (408) 734-9234